EXHIBIT 5.1


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                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332
                                  410-576-4000



                                Telex 908041 BAL

                                Fax 410-576-4246

                                                                   Exhibit 5.1
                                  July 14, 1998

Mid-Atlantic Realty Trust
170 W. Ridgely Road, Suite 300
Lutherville, Maryland  21093

                           Re:      Mid-Atlantic Realty Trust
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Mid-Atlantic Realty Trust (the "Company"), a Maryland real estate investment trust, in connection with the possible issuance by the Company of up to 2,864,000 of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares") to be issued pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

                  We have examined copies of (i) the Declaration of Trust of the Company, certified by the State Department of Assessment and Taxation of Maryland, (ii) the Bylaws of the Company, (iii) the Registration Statement, and
(iv) resolutions adopted by the Board of Trustees of the Company relating to the matters referred to herein (collectively referred to as the "Documents").

                  Based upon the foregoing, it is our opinion that the Common Shares have been duly and validly authorized and, upon completion of the offering or offerings described in the Registration Statement and upon payment therefor by the purchasers thereof the Common Shares will be duly and validly issued and fully paid and nonassessable.

                  The foregoing opinion is limited to the laws of the State of Maryland and the United States of America and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our Firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ GORDON, FEINBLATT, ROTHMAN
                                                  HOFFBERGER & HOLLANDER, LLC



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